HOMESTEAD FUNDS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

NAME OF CORPORATION,

LOCATION OF OFFICES AND SEAL

Section 1.01. Name: The name of the Corporation is the Homestead Funds, Inc.

Section 1.02. Principal Office: The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate. The Corporation may, in addition, establish and maintain such other offices and places of business, within or outside the State of Maryland, as the Board of Directors may from time to time determine.

Section 1.03. Seal: The corporate seal of the Corporation shall be circular in form, and shall bear the name of the Corporation, the year of its incorporation, and the words “Corporate Seal, Maryland.” The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. In lieu of affixing the corporate seal to any document it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word “(Seal)” adjacent to the signature of the authorized officer of the Corporation. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

ARTICLE II

STOCKHOLDERS

Section 2.01. Annual Meetings: The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In the event that the Corporation is required to hold a meeting of stockholders to elect directors under the Investment Company Act, such meeting shall be designated the annual meeting of stockholders for that year and shall be held on a date and at the time set by the Board of Directors in accordance with the Maryland General Corporation Law (the “MGCL”). An annual meeting of stockholders called for any other reason shall be held on a date and at the time set by the Board of Directors.

Section 2.02. Special Meetings: Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, or the Board of Directors. Special meetings of the stockholders also shall be called by the Secretary on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on, and (b) the stockholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders.

Section 2.03. Place of Meetings: All stockholders’ meetings shall be held at such place within the United States as may be fixed from time to time by the Board of Directors.

Section 2.04. Notice of Meetings: Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote but who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 2.05. Voting-In General: Except as otherwise specifically provided in the Corporation’s Articles of Incorporation (including any amendments or supplements thereto, the “Charter”) or these Bylaws, or as required by provisions of the Investment Company Act or other applicable law, with respect to the vote of a series or class if any, of the Corporation, at every stockholders’ meeting, each stockholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and held by such stockholder. A fractional share shall be entitled to a proportional fractional vote. Except as otherwise specifically provided in the Charter, these Bylaws, or as required by provisions of the Investment Company Act or other applicable law, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the chairperson of the meeting.

Section 2.06. Fixing of Record Date: The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 2.07. Organization and Conduct: Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairperson of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairperson chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairperson of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chairperson of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairperson of the meeting. The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairperson and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.08. Voting-Proxies: A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 2.09. Quorum: At any meeting of stockholders, the presence in person or by proxy of the holders of one-third of all the votes entitled to be cast, without regard to series or class, at the meeting shall constitute a quorum for the transaction of business at the meeting, except that where any provision of law or the Charter require or permit that holders of any series or class of shares shall vote as a series or class, then one-third of the aggregate number of shares of such series or class, as the case may be, at the time the outstanding shall be necessary to constitute a quorum for the transaction of such business. This Section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of the majority of the stock present or in person or by proxy or the chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.10. Stock Ledger and List of Stockholders: The Corporation shall maintain, or shall cause its transfer agent to maintain, at the Corporation’s principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 2.11. Inspectors: The Board of Directors or the chairperson of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. Number and Term of Office: At any regular meeting or at any special meeting, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall hold office for an indefinite term until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.02. Qualification of Directors: No member of the Board of Directors need be a stockholder of the Corporation, but at least one member of the Board of Directors shall be a person who is not an interested person (as such term is defined in the Investment Company Act) of the investment adviser of the Corporation nor an officer or employee of the Corporation.

Section 3.03. Election of Directors: A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.

Section 3.04. Removal of Directors: At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast generally in the election of directors, remove any director or directors from office, either with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

Section 3.05. Vacancies and Newly Created Directorships: If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors and any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies, provided that, immediately after filling such vacancy, in each case, at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, less than a majority of the directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission (“SEC”) shall by order extend such period. Except as provided in Section 3.04 hereof, a director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Section 3.06. General Powers:

(a) The property, business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all the powers of the Corporation except such as are by applicable law, by the Charter, or by these Bylaws conferred upon or reserved to the stockholders of the Corporation.

(b) All acts done by any meeting of the directors or by any person acting as a director, so long as his or her successor shall not have been duly elected or appointed, shall be treated as valid as if the directors or such person, as the case may be, were or was duly elected and qualified to be directors or a director of the Corporation, notwithstanding that it may be afterwards discovered that there was some defect in the election of the directors or such person acting as a director, or that they or any of them were disqualified.

Section 3.07 Regular Meetings: The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Maryland) without further notice other than such resolution.

Section 3.08. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, or two (2) or more directors, at the time and place (within or outside the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

Section 3.09. Notice: Notice of any regular or special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

Section 3.10. Waiver of Notice: No notice of any meeting need be given to any director who is present at the meeting or to any director who signs a waiver of the notice of the meeting (which waiver shall be filed with the records of the meeting), whether before or after the meeting.

Section 3.11. Quorum and Voting: A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by applicable law, the Investment Company Act, the Charter or these Bylaws. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 3.12. Conference Telephone: Members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting, unless otherwise prohibited by applicable law.

Section 3.13. Compensation: Any director, whether or not he or she is a salaried officer or employee of the Corporation, may be compensated for his or her services as a director or as a member of a committee of directors, or as chairperson of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, and in such manner and amounts as a majority of the directors who are not “interested persons” as that term is defined by the Investment Company Act and the Compensation Committee consisting of all or some of such directors may from time to time determine.

Section 3.14. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent to such action is given in writing or by electronic transmission by each director or each member of any committee and is filed with the minutes of proceedings of the Board of Directors.

Section 3.15. Reliance: Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.16. Ratification: The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.17. Emergency Provisions: Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 4.01. How Constituted; Powers: By resolution adopted by the Board of Directors, the Board may appoint from among its members one or more committees, including an Audit Committee, and a Compensation Committee, each consisting of at least one director. Each member of a committee shall hold such position at the pleasure of the Board. The Board of Directors may delegate to committees appointed under this Section any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion.

Section 4.02. Proceedings, Quorum, and Manner of Acting: In the absence of an appropriate resolution of the Board of Directors, and except as otherwise provided in these Bylaws, each committee may adopt such rules and regulations governing its proceedings as it shall deem proper and desirable. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 4.03. Other Committees: The Board of Directors may appoint committees of the Corporation, each consisting of one or more persons who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

ARTICLE V

OFFICERS

Section 5.01. General: The officers of the Corporation shall be a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President), a Chief Compliance Officer, a Secretary, and a Treasurer, and may include one or more Assistant Vice Presidents, a Chief Operations Officer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.13 hereof. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.

Section 5.02. Election, Term of Office and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be elected by the Board of Directors at any regular or special meeting of the Board. Except as provided in Sections 5.03, 5.04, and 5.05 hereof, each officer elected by the Board of Directors shall hold office until the next meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold two or more offices of the Corporation, except that neither the Chairman of the Board, nor the President, may hold the office of Vice President or Chief Compliance Officer. A person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify any instrument required by applicable law, the Charter, or these Bylaws to be executed, acknowledged, or verified by two or more officers. The Chairman of the Board shall be selected from among the directors of the Corporation and may hold such office only so long as he or she continues to be a director. No other officer need be a director.

Section 5.03. Resignation: Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary or any Assistant Secretary. Such resignation shall take effect upon delivery or such later time specified therein.

Section 5.04. Removal: Any officer may be removed from office by the Board of Directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby.

Section 5.05. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any meeting or, in the case of any office created pursuant to Section 5.13 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

Section 5.06. Chairman of the Board: Unless otherwise provided by resolution of the Board of Directors, the Chairperson of the Board, if there be such an officer, shall preside at all stockholders’ meetings, and at all meetings of the Board of Directors. He or she shall be a member of all standing committees of the Board of Directors and shall have such other powers and perform such other duties as may he or she assigned to him or her from time to time by the Board of Directors.

Section 5.07. President: Unless otherwise provided by resolution of the Board of Directors, the President shall be the chief executive officer and principal executive officer of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. Subject to the supervision of the Board of Directors, he or she shall have general charge of the business affairs, property, and operation of the Corporation and its officers, employees, and agents. The President shall also be the chief administrative officer of the Corporation. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all bonds, deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 5.08. Vice President: The Board of Directors shall, from time to time, designate and elect one or more Vice Presidents (one or more of whom may be designated Executive Vice President) who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or if there are two or more Vice Presidents, the Vice President in order of seniority of tenure in such office or in such other order as the Board of Directors may determine) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all bonds, deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation.

Section 5.09. Treasurer and Assistant Treasurers: The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He or she shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and as soon as possible after the close of each fiscal year, shall make and submit to the Board of Directors a like report for such fiscal year. The Treasurer shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted to stockholders and filed with the SEC in accordance with applicable provisions of the federal securities laws and rules thereunder. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all bonds, deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation. He or she shall perform all the acts incidental to the office of the Treasurer, subject to the control of the Board of Directors. Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he or she may perform all the duties of the Treasurer.

Section 5.10. Secretary and Assistant Secretaries: The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in one or more books to be kept for that purpose. He or she shall keep in safe custody the seal of the Corporation and shall have charge of the records of the Corporation. including the stock books and such other books and papers as the Board of Directors may direct, and such books, reports, certificates and other documents required by law to be kept, all of which shall, at all reasonable times, be open to inspection by any director. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all bonds, deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation. He or she shall perform such other duties as appertain, to his or her office or as may be required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he or she may perform all the duties of the Secretary.

Section 5.11. Chief Compliance Officer. The Chief Compliance Officer and his or her compensation shall be approved by the Board of Directors, including a majority of the directors who are not “interested persons” as that term is defined by the Investment Company Act. He or she is responsible for administering the Corporation’s compliance policies and procedures, as adopted under Investment Company Act Rule 38a-1. No less frequently than annually, the Chief Compliance Officer shall provide a written report to the Board of Directors that, at a minimum, addresses:

(a)	the operation of the policies and procedures of the Corporation and each investment adviser, principal underwriter, administrator, and transfer agent of the Corporation;

(b)	material changes made to those policies and procedures since the date of the last report;

(c)	any material changes to the policies and procedures recommended as a result of the annual review; and

(d)	Each “material compliance matter,” as that term is defined under the Investment Company Act, that has occurred since the date of the last report.

The Chief Compliance Officer shall attend all meetings of the Board of Directors and of the stockholders, and he or she shall meet with the independent directors in executive session at least annually. He or she shall report any material compliance matter to the Board of Directors promptly. The Chief Compliance Officer shall be elected by a majority of the Board of Directors, including a majority of the directors who are not “interested persons” as defined in the Investment Company Act. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all bonds, deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation.

Section 5.12. Chief Operations Officer. The Chief Operations Officer shall be responsible for the daily operating activities of the Corporation. He or she shall assist the President and the Board of Directors in making operating decisions regarding the Corporation and shall attend all meetings of the Board of Directors and the stockholders. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all bonds, deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation.

Section 5.13. Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties.

Section 5.14. Remuneration: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.13 hereof.

ARTICLE VI

CUSTODY OF SECURITIES AND CASH

Section 6.01. Employment of a Custodian: The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities, and similar investments owned by the Corporation. The Custodian shall be a bank having an aggregate capital, surplus, and undivided profits of not less than $10,000,000. Subject to such rules, regulations, and orders as the SEC may adopt as necessary or appropriate for the protection of investors, the Corporation’s Custodian may deposit all or a part of the securities owned by the Corporation in a sub-custodian or sub-custodians situated within or outside the United States. The Custodian shall be appointed and its remuneration fixed by the Board of Directors.

Section 6.02. Central Certificate Service: Subject to such rules, regulations, and orders as the SEC may adopt as necessary or appropriate for the protection of investors, the Corporation’s Custodian may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or national securities association registered with the SEC under the Exchange Act, or such other person as may be permitted by the SEC pursuant to which system all securities of any particular series or class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

Section 6.03. Cash Assets: The cash proceeds from the sale of securities and similar investments and other cash assets of the Corporation shall be kept in the custody of a bank or banks appointed pursuant to Section 6.01 hereof, or in accordance with such rules and regulations or orders as the SEC may from time to time prescribe for the protection of investors, except that the Corporation may maintain a checking account or accounts in a bank or banks, each having an aggregate capital, surplus, and undivided profits of not less than $10,000,000, provided that the balance of such account or the aggregate balances of such accounts shall at no time exceed the amount of the fidelity bond, maintained pursuant to the requirements of the Investment Company Act and rules and regulations thereunder, covering the officers or employees authorized to draw on such account or accounts.

Section 6.04. Free Cash Accounts: The Corporation may, upon resolution of its Board of Directors, maintain a petty cash account free of the foregoing requirements of this Article VI in an amount not to exceed $500, provided that such account is operated under the imprest system and is maintained subject to adequate controls approved by the Board of Directors over disbursements and reimbursements including, but not limited to, fidelity bond coverage for persons having access to such funds.

Section 6.05. Action Upon Termination of Custodian Agreement: Upon resignation of a custodian of the Corporation or inability of a custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

ARTICLE VII

EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 7.01. Execution of Instruments: All bonds, deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation shall be signed by those officers so authorized in Article V of these Bylaws, or as the Board of Directors may otherwise authorize, from time to time. Any such authorization may be general or confined to specific instances.

Section 7.02. Voting of Securities: Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers, and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE VIII

CAPITAL STOCK

Section 8.01. Certificate of Stock:

(a) Certificates of stock of the Corporation shall be in the form approved by the Board of Directors or a duly authorized officer. Every holder of stock to the Corporation shall be entitled to have a certificate certifying the number and series or class of shares owned by the stockholder in the Corporation. Such certificate shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. Such signatures may be either manual or facsimile signatures and the seal, if any, may be either facsimile or any other form of seal.

(b) In case any officer, transfer agent or registrar who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer, transfer agent or registrar (because of death, resignation or otherwise) before such certificate is issued, such certificate may he or she issued and delivered by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

(c) The number of each certificate issued, the name of the person owning the shares represented thereby, the number of such shares and the date of issuance shall be entered upon the stock books of the Corporation at the time of issuance.

(d) Every certificate exchanged, surrendered for redemption, or otherwise returned to the Corporation shall be marked “Cancelled” with the date of cancellation.

Section 8.02. Transfer of Capital Stock:

(a) Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose and, if one or more certificates representing such shares have been issued, upon surrender to the Corporation or its transfer agent or agents of such certificate or certificates duly endorsed, or accompanied by appropriate evidence of assignment, transfer, succession, or authority to transfer.

(b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

Section 8.03. Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents and registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers and shall not be valid unless so countersigned.

Section 8.04. Transfer Regulations: The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt lawful rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

Section 8.05. Lost, Stolen or Destroyed Certificates: Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen, or destroyed the Board of Directors, or any officer authorized by the Board, may, in its discretion, require the owner of the lost, stolen, or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate. The issuance of a new certificate under such circumstances shall not constitute an overissue of the shares represented thereby.

ARTICLE IX

FISCAL YEAR

Section 9.01. Fiscal Year: The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE X

INDEMNIFICATION, ADVANCE PAYMENT OF EXPENSES AND INSURANCE

Section 10.1 Indemnification. The Corporation shall indemnify any individual who is a present or former director or officer of the Corporation, or who is or has been serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (“Indemnitee”), who, by reason of his or her service in that capacity (“Service”), was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing or investigation, whether conducted by the Corporation or any other party or government institution or agency, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (collectively referred to as a “Proceeding”), against any Expenses (as defined in Section 10.2 hereof) incurred by such Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under the MGCL. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to any employee or agent of the Corporation and such employee or agent of the Corporation shall be deemed to be an Indemnitee hereunder to the extent of such Board determination.

Section 10.2 Indemnification Process.

(a) Anything in this Article X to the contrary notwithstanding, no indemnification shall be made by the Corporation to any Indemnitee unless:

(1)	there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of Disabling Conduct (as defined in Section 10.3) and/or is entitled to indemnification;

(2)	the Proceeding against the Indemnitee shall have been dismissed for insufficiency of evidence of any Disabling Conduct with which the Indemnitee has been charged; or

(3)	in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

(i)	the vote of a majority of a quorum of directors who are neither “interested persons” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act nor parties to the Proceeding; or

(ii)	an independent legal counsel in a written opinion, who when rendering such opinion may make a rebuttable presumption that the Indemnitee did not engage in Disabling Conduct.

(b) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that the Director engaged in Disabling Conduct.

(c) Subject to any applicable limitations and requirements set forth in the Corporation’s Articles of Incorporation and in these By-Laws, Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Corporation in accordance with the MGCL, as soon as practicable, but in no event more than 30 business days, after Indemnitee has made written demand on the Corporation for indemnification.

(d) “Expenses” shall mean any expense, cost, liability or loss, including but not limited to attorneys’ fees and expenses, witness fees, judgments, penalties, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest charges, sanctions, assessments or other charges imposed, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Article X, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in any Proceeding relating to an indemnifiable event.

Section 10.3 Investment Company Act. Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office (such conduct hereinafter referred to as “Disabling Conduct”).

Section 10.4 Advancement of Expenses. The Corporation shall pay any Expenses incurred by an Indemnitee in defending a Proceeding consistent with the MGCL and, if requested by Indemnitee, shall advance such Expenses to Indemnitee, within ten (10) business days of such request, that are incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee for:

(a) Indemnification of Expenses or advances of Expense by the Corporation under any agreement to which the Corporation is a party or under applicable law or the Corporation’s Articles of Incorporation or these By-Laws now or hereafter in effect relating to indemnification for such person’s Service; or

(b) Recovery under any directors and officers liability insurance policy or other liability insurance policy maintained by the Corporation.

Section 10.5 Advancement of Expenses Process. Anything in this Article X to the contrary notwithstanding, any advance of Expenses by the Corporation to any Indemnitee shall be made only upon receipt of: (a) a written affirmation by the Indemnitee of his or her good faith belief that the requisite standard of conduct necessary for indemnification under the MGCL has been met; and (b) a written undertaking by such Indemnitee to repay the advance if it is ultimately determined that such standard of conduct has not been met, and if one of the following conditions is met:

(a) the Indemnitee provides a security bond or other appropriate security for his or her undertaking; or

(b) the Corporation shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification, which determination shall be made by:

(1) a majority of a quorum of directors who are neither “interested persons” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

(2) an independent legal counsel in a written opinion, who when rendering such opinion may make a rebuttable presumption that the Indemnitee did not engage in Disabling Conduct.

Indemnitee shall not be required to reimburse the Corporation for any Expenses advanced until a final judicial determination is made with respect thereto (as to which all rights of appeal have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Corporation for Expenses advanced shall be unsecured (unless the Indemnitee elects to follow the condition set forth in paragraph (a) of this Section 10.5) and no interest shall be charged thereon.

Section 10.6 Right of Indemnitee to Bring Suit. If Indemnitee has not received full indemnification from the Corporation within thirty (30) business days or an advancement of Expenses within ten (10) business days, after making a demand hereunder, Indemnitee shall have the right to enforce his or her indemnification and advancement of Expenses rights under these By-Laws by commencing litigation in any court in the State of Maryland having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any determination by the Corporation or any aspect thereof. Neither the failure of the Corporation to have made a determination prior to the commencement of such suit that indemnification or advancement of Expenses of the Indemnitee is proper under the circumstances, nor an actual determination by the Corporation that the Indemnitee has not met the applicable standard of conduct set forth in the MGCL, shall create a presumption that Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by Indemnitee, be a defense to such suit. The burden of proving that Indemnitee is not entitled to be indemnified or to receive an advance of Expenses, under these By-Laws or otherwise, shall be on the Corporation. The remedies provided for in this Section 10.6 shall be in addition to any other remedies available to Indemnitee at law or in equity. The Corporation hereby consents to service of process and to appear in any such proceeding.

Section 10.7 Insurance of Officers, Directors, Employees and Agents. To the fullest extent permitted by the MGCL and by Section 17(h) of the Investment Company Act, as from time to time amended, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in or arising out of his or her position, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 10.8 Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Corporation’s Articles of Incorporation, any agreement, applicable law, or otherwise.

Section 10.9 Notification of Proceeding. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under these By-Laws, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability that it may have to Indemnitee.

ARTICLE XI

AMENDMENTS

Section 11.01. General: Except as provided in Section 11.02 hereof, all Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration, or repeal, and new Bylaws may be made, by the affirmative vote of a majority of either:

(a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or

(b) the directors present at any regular or special meeting at which a quorum is present if the notice or waiver of notice thereof or material sent to the directors in connection therewith on or prior to the last date for the giving of such notice under these Bylaws shall have specified or summarized the proposed amendment, alteration, repeal, or new Bylaw.

Section 11.02. By Stockholders Only:

(a) No amendment of any section of these Bylaws shall be made except by the stockholders of the Corporation if the stockholders shall have provided in the Bylaws that such section may not be amended, altered, or repealed except by the stockholders.

(b) From and after the issuance of any shares of the Corporation, no amendment of this Article XI shall be made except by the stockholders of the Corporation.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Use of the Term “Annual Meeting”: The use of the term “annual meeting” in these Bylaws shall not be construed as implying a requirement that a stockholder meeting be held annually.

ARTICLE XIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or these Bylaws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.